                                  EXHIBIT 11.1

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                 (Formerly MicroVision Medical Systems, Inc.)
                      (A Development Stage Enterprise)

                Statement Re: Computation of Earnings Per Share

                 For the year ended December 31, 1996 and for
                     the three months ended March 31, 1997

                                                                   DECEMBER 31,   MARCH 31,
                                                                       1996          1997
                                                                   ------------  ------------
Primary:
  Net income (loss) applicable to common stock...................  $(4,407,820)   $(1,406,698)
                                                                   ------------  ------------
                                                                   ------------  ------------
Weighted average shares outstanding for primary:
  Weighted average shares outstanding (1)........................   10,850,080     11,127,393
  Shares upon assumed exercise of stock options and
     warrants issued within one year if initial public
     offering (2)................................................    1,261,500      1,152,938
                                                                   ------------  ------------
  Weighted average shares........................................   12,111,580     12,280,331
                                                                   ------------  ------------
                                                                   ------------  ------------
Primary net income (loss) per share..............................   $    (0.36)  $      (.011)
                                                                   ------------  ------------
                                                                   ------------  ------------

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(1) Conversion of outstanding Series A and B preferred shares at $1.25 common shares for every preferred share is assumed.

(2) Options issued within one year of the initial filing of the accompanying registration statement are assumed to be outstanding for all periods using the modified treasury stock method at the assumed initial public offering price, regardless of whether they are anti-dilutive.